                                                                   EXHIBIT 10.13


                        INDEMNIFICATION ESCROW AGREEMENT
                        --------------------------------

     This ESCROW AGREEMENT (the "Agreement") is made and entered into as of December 18, 1998, by and among Merkert American Corporation (formerly known as Monroe, Inc.), a Delaware corporation ("Buyer"), Robert Q. Crane, an individual (the "Stockholders' Representative"), State Street Bank and Trust Company (the "Escrow Agent"), and the parties identified as the Merkert Stockholders on the signature pages hereto (the "Merkert Stockholders"), with reference to the following facts:

     A. Pursuant to the terms and conditions of a Stock Purchase Agreement dated as of May 20, 1998, as amended as of November 18, 1998 and December 15, 1998 (as so amended, the "Purchase Agreement"), by and among Buyer, Merkert Enterprises, Inc., a Massachusetts corporation, Eugene F. Merkert and the Merkert Stockholders, Buyer has agreed to acquire all of the issued and outstanding capital stock of Merkert Enterprises, Inc. Capitalized terms not otherwise defined herein have the meanings set forth in the Purchase Agreement.

     B. Under the terms of the Purchase Agreement, Buyer is entitled to indemnification under certain circumstances as set forth in Section 10 of the Purchase Agreement.

     C. The purpose of this Agreement is to provide for the deposit into escrow of cash and shares of Buyer's common stock, par value $.01 per share ("Buyer Common Stock"), pursuant to Section 1.9 of the Purchase Agreement to secure, in part, the indemnification obligations of the Merkert Stockholders under Section 10 of the Purchase Agreement.

     NOW, THEREFORE, based on the above premises and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1.   Appointment of Escrow Agent and Stockholders' Representative;
          -------------------------------------------------------------
Indemnification.
---------------

          1.1  Escrow Agent.  The Escrow Agent is hereby appointed as escrow
               ------------
agent for the purposes set forth herein, and the Escrow Agent hereby accepts such appointment on the terms set forth herein.

          1.2  Stockholders' Representative.  The Stockholders' Representative
               ----------------------------
is hereby appointed as agent and representative of the Merkert Stockholders for the purposes set forth herein, and the Stockholders' Representative accepts such appointment on the terms set forth herein.

          1.3  Indemnification.  The Merkert Stockholders have agreed to
               ---------------
indemnify and hold harmless Buyer pursuant to Section 10 of the Purchase Agreement. The Bergida Escrow Fund, the State Escrow Fund, the General Escrow Fund and the Escrowed Shares (as each such term is defined in Section 2.1 hereof) shall secure, in part, the indemnification obligations of the Merkert Stockholders in the manner provided in this Agreement.

     2.   Escrow Funds.
          -----------

          2.1  Deposit; Proportionate Interest.  In accordance with Section 1.9
               -------------------------------
of the Purchase Agreement, on the Closing Date (defined as the date of this Agreement), Buyer shall deposit with the Escrow Agent cash in the aggregate amount of $3,891,161 of which (i) $2,000,000 shall be held in a designated separate account of the Escrow Agent (inclusive of any earnings on the same, the "Bergida Escrow Fund"), (ii) $191,161 shall be held in a designated separate account of Escrow Agent (inclusive of any earnings on the same, the "State Escrow Fund"), and (iii) $1,700,000 shall be held in a designated separate account of Escrow Agent (inclusive of any earnings on the same, the "General Escrow Fund"). Also, in accordance with Section 1.9 of the Purchase Agreement, on the Closing Date, Buyer, on behalf of the Merkert Stockholders, shall deposit with the Escrow Agent a number of shares of Buyer Common Stock (rounded to the nearest whole share) equal to (i) $1,300,000 divided by (ii) $15.00, the price
                                             ----------
at which shares of Buyer Common Stock will be sold to the public in the initial public offering of Buyer Common Stock (the "IPO Price") (the "Escrowed Shares"). Each Merkert Stockholder shall thereby contribute to the Escrowed Shares, a number of shares of Buyer Common Stock in an amount equal to the percentage interests or amounts set forth on Schedule B attached hereto. Such pro rata
                                  ----------
interest shall be referred to as such Merkert Stockholder's "Proportionate Interest." Although the Escrowed Shares shall be issued in the name of the Escrow Agent or its nominee, all Escrowed Shares shall be held by the Escrow Agent for the benefit of the Merkert Stockholders. If during the term of this Agreement there is declared a stock dividend or stock split, all securities thereby issuable with respect to the Escrowed Shares shall be deposited hereunder and shall be deemed "Escrowed Shares" for the purposes of this Agreement. If during the term of this Agreement there is paid to the Escrow Agent any dividends in cash or other property (other than securities) in respect of the Escrowed Shares, such dividends shall be paid promptly, but in no event not less than three (3) business days, by the Escrow Agent to the Merkert Stockholders in accordance with each Merkert Stockholder's Proportionate Interest. The Escrowed Shares shall be held for the benefit of the Merkert Stockholders and disbursed by the Escrow Agent in accordance with the terms of this Agreement. The parties agree that for federal income tax purposes, the Merkert Stockholders will own the Escrowed Shares as of the Closing Date.

          2.2  Voting of Escrowed Shares.  The Escrowed Shares held by the
               -------------------------
Escrow Agent pursuant to this Agreement shall be deemed issued and outstanding, shall appear as issued and outstanding on Buyer's balance sheet, and shall be legally outstanding under applicable state law. With respect to any matter on which stockholders of Buyer have a right to vote, the Escrow Agent, upon receipt of written notices to such effect, on behalf of the Merkert Stockholders, acting at the written direction of such stockholders received not less than three (3) business days prior to such vote, shall exercise the right to vote, or not vote, all Escrowed Shares (or any portion thereof); provided, however, that the Escrow
                                              --------  -------
Agent shall at the expense of Buyer and the Merkert Stockholders promptly forward, or cause to be forwarded, copies of any proxies, proxy statements or other materials which it receives to the Stockholders' Representative, and shall vote the applicable portion of the Escrowed Shares in accordance with any written instructions timely received by the Escrow Agent from any Merkert Stockholder. Absent any such written instructions, the Escrow Agent shall not vote any Escrowed Shares.

          2.3  Amounts Earned on Escrow Funds; Tax Matters.  The Bergida Escrow
               -------------------------------------------
Fund, the State Escrow Fund and the General Escrow Fund shall be invested from time to time in Eligible Investments (as defined in Section 15) pursuant to (and as specified in) the written direction of Buyer received by the Escrow Agent (which direction shall include maturity terms selected by Buyer). The Escrow Agent shall be entitled to presume that any maturity terms set forth in an investment instruction from Buyer have been agreed to by the Stockholders' Representative. In no instance shall the Escrow Agent have any liability for any loss on any such investment. All amounts earned, paid or distributed with respect to the Bergida Escrow Fund, the State Escrow Fund or the General Escrow Fund (whether interest, dividends or otherwise) shall become a part of the Bergida Escrow Fund, the State Escrow Fund or the General Escrow Fund, as the case may be, and shall be held hereunder upon the same terms as the original funds. The parties agree that (i) for tax reporting purposes, and for any tax year, all interest or other income earned from the investment of the Bergida Escrow Fund, the State Escrow Fund and the General Escrow Fund shall be allocable to Buyer and (ii) to the extent permitted by applicable law, including
Section 468B(g) of the Internal Revenue Code of 1986, as amended (the "Code"), Buyer will include all amounts earned on the Bergida Escrow Fund, the State Escrow Fund or the General Escrow Fund in its gross income for federal, state and local income tax (collectively, "income tax") purposes and pay any income tax resulting therefrom. The parties also agree for income tax purposes to treat all amounts distributed to the Merkert Stockholders from the Bergida Escrow Fund, the State Escrow Fund or the General Escrow Fund as payments of deferred purchase price paid to the Merkert Stockholders on the date received. Buyer agrees to provide the Escrow Agent with a certified tax identification number by signing and returning a Form W-9 to the Escrow Agent prior to the date on which interest or other income is first earned by the Bergida Escrow Fund, the State Escrow Fund or the General Escrow Fund. Buyer understands that, in the event its tax identification number is not certified to the Escrow Agent prior to the date on which interest or other income is first earned on the Bergida Escrow Fund, the State Escrow Fund or the General Escrow Fund, the Internal Revenue Code, as amended from time to time, may require withholding of a portion of any interest or other income earned on the investment of the Bergida Escrow Fund, the State Escrow Fund or the General Escrow Fund.

          2.4  Escrowed Shares Nontransferable.  The Merkert Stockholders'
               -------------------------------
interest in this Agreement and the Escrowed Shares (prior to the disbursement thereof) may not be transferred or assigned, except by operation of law, intestacy, devise or descent.

     3.   Application of Escrow Funds.  The Bergida Escrow Fund, the State
          ---------------------------
Escrow Fund and the General Escrow Fund shall be held in escrow under the terms of this Agreement and released by the Escrow Agent upon the following terms:

          3.1  Joint Instructions.  Upon joint written notice and instruction
               ------------------
from Buyer and the Stockholders' Representative that the Bergida Escrow Fund, the State Escrow Fund or the General Escrow Fund, or any portion thereof, should be disbursed, the Escrow Agent shall make such disbursement in accordance with the directions set forth in such joint written notice and instruction.

          3.2  Indemnification Claims.
               ----------------------

          3.2.1 General Escrow Fund; Escrowed Shares.  If at any time, or from
                ------------------------------------
time to time, on or before the later of (i) the first (lst) anniversary of the Closing Date and (ii) the date on which the Escrow Agent receives a joint written notice signed by Buyer and the Stockholders' Representative certifying that full and final settlements with the IRS and the DOR of all matters relating to the Audits have been reached (such later date, the "General Fund Termination Date"), Buyer delivers to the Escrow Agent written notice (an "Indemnification Notice") and a copy thereof to the Stockholders' Representative pursuant to
Section 4.1 hereof asserting that Buyer is entitled to indemnification under
Section 10 of the Purchase Agreement, which Indemnification Notice shall state the basis and amount of such indemnification claim, then the Escrow Agent shall disburse to Buyer from the General Escrow Fund, on the thirtieth (30th) day following receipt by the Escrow Agent of such Indemnification Notice, an amount equal to the value of such claim (a "General Escrow Payout"). Any General Escrow Payout shall be disbursed from the General Escrow Fund; provided,
                                                               --------
however, in the event that the General Escrow Fund is not sufficient to pay the
-------
value of any such claim, the Escrow Agent shall distribute the entire balance of the General Escrow Fund, if any, and, in addition, shall distribute a number of the Escrowed Shares equal to (a) the amount of such claim which was not paid from the General Escrow Fund) divided by (b) the IPO Price (subject to
                              ----------
appropriate adjustment after the Closing Date for any stock split or stock dividend with respect to Buyer Common Stock, or any combination or reclassification of Buyer Common Stock into a greater or smaller number of shares), as certified in writing to the Escrow Agent by Buyer. Notwithstanding the foregoing, each Stockholder may elect to pay in cash, in accordance with its respective Proportionate Interest, the portion of any such indemnification claim which is being satisfied, in whole or in part, by the Escrowed Shares (each, an "Electing Stockholder"). In the event of any such election, Buyer and the Stockholders' Representative shall provide joint written notice and instructions to the Escrow Agent to deliver to each Electing Stockholder a number of the Escrowed Shares, equal to (x) the amount of the cash payment that was made directly to Buyer by such Electing Stockholder in respect of such claim divided by (y) the IPO Price (subject to appropriate adjustment
              ----------
after the Closing Date for any stock split or stock dividend with respect to Buyer Common Stock, or any combination or reclassification of the Buyer Common Stock into a greater or smaller number of shares), as certified in writing to the Escrow Agent by Buyer (the "Cash Option"). Notwithstanding the foregoing, any Indemnification Notice asserting that Buyer is entitled to indemnification under Section 10.2(f) of the Purchase Agreement may only be delivered pursuant to, and satisfied in accordance with, Section 3.2.2 of this Agreement.

          3.2.2   Bergida Escrow Fund.  If at any time, or from time to time,
                    -------------------
on or before the date on which the Escrow Agent receives a joint written notice signed by Buyer and the Stockholders' Representative certifying that the ABD/Bergida Dispute has been fully and finally settled or otherwise disposed of (the "Bergida Fund Termination Date"), Buyer delivers to the Escrow Agent an Indemnification Notice and a copy thereof to the Stockholders' Representative pursuant to Section 4.1 hereof asserting that Buyer is entitled to indemnification under Section 10.2(f) of the Purchase Agreement, which Indemnification Notice shall state the basis and amount of such indemnification claim, then the Escrow Agent shall disburse to Buyer from the Bergida Escrow Fund, on the thirtieth (30th) day following receipt by the Escrow Agent of such Indemnification Notice, an amount equal to the value of such claim (a "Bergida Escrow Payout").

          3.2.2A State Escrow Fund.  If at any time, or from time to time, on or
                 -----------------
before January 31, 2000 (or if such date is not a business day, the next business day, the "State Fund Termination Date"), Buyer delivers to the Escrow Agent an Indemnification Notice and a copy thereof to the Stockholders' Representative pursuant to Section 4.1 hereof asserting that Buyer is entitled to indemnification under Section 10 of the Purchase Agreement with respect to penalties imposed by any state taxing authority arising out of or as a result of the Settled Audits, which Indemnification Notice shall state the basis and amount of such indemnification claim, then the Escrow Agent shall disburse to Buyer from the State Escrow Fund, on the thirtieth (30th) day following receipt by the Escrow Agent of such Indemnification Notice, an amount equal to the value of such claim (a "State Escrow Payout").

          3.2.3  Notwithstanding the foregoing provisions of this Section
3.2, if prior to the thirtieth (30th) day following receipt by the Escrow Agent of an Indemnification Notice the Escrow Agent receives written notice from the Stockholders' Representative that a dispute exists with respect to any such indemnification claims (a "Dispute Notice"), which Dispute Notice shall state the basis of such dispute and the portion of the General Escrow Payout, the Bergida Escrow Payout or the State Escrow Payout, if any, as to which no dispute exists, the Escrow Agent shall continue to hold the portion of the General Escrow Payout, the Bergida Escrow Payout or the State Escrow Payout, as the case may be, that is in dispute (but shall disburse to Buyer the portion of the General Escrow Payout, the Bergida Escrow Payout or the State Escrow Payout, as the case may be, as to which no dispute exists) until directed otherwise pursuant to Section 3.3 hereof.

          3.3  Dispute of Indemnification Claim.  If the Escrow Agent timely
               --------------------------------
receives a Dispute Notice, the Escrow Agent shall retain the portion of the Bergida Escrow Fund, the State Escrow Fund, the General Escrow Fund and/or the Escrowed Shares, as the case may be, in dispute until the first to occur of the following:

          3.3.1 the date on which the Escrow Agent receives joint written instructions from Buyer and the Stockholders' Representative, in which case the Escrow Agent shall disburse the Bergida Escrow Fund, the State Escrow Fund, the General Escrow Fund and/or the Escrowed Shares, as the case may be (or applicable portions thereof) as set forth in such joint written instructions;

          3.3.2 the date on which the Escrow Agent receives a final order of a court of competent jurisdiction (the time for all appeals therefrom having expired) (the "Indemnity Award") resolving the dispute, in which case the Escrow Agent shall disburse the Bergida Escrow Fund, the State Escrow Fund, the General Escrow Fund and/or the Escrowed Shares, as the case may be (or applicable portions thereof) as set forth in the Indemnity Award; or

          3.3.3  the date which is four years and 364 days after the Closing
Date.

     3.4  Automatic Disbursement on Termination Date.
          ------------------------------------------

            3.4.1  General Escrow Fund.  If, on the General Fund Termination
                   -------------------
Date, there is any amount of the General Escrow Fund remaining undisbursed and not subject to an Indemnification Notice received by the Escrow Agent, the Escrow Agent shall disburse (a) to the Merkert Shareholders in accordance with each Merkert Stockholder's Proportionate Interest (rounded to the nearest whole share) (upon receipt of proper stock certificates from Buyer's transfer agent) Escrowed Shares, (b) to the Merkert Shareholders in accordance with each Merkert Stockholder's Proportionate Interest (rounded to the nearest whole cent) an amount equal to (1) the excess of $1,700,000 over the aggregate amount of all cash distributions and other cash amounts paid from the General Escrow Fund (including, without limitation, all cash General Escrow Payouts), plus (2) interest on all amounts in the General Escrow Fund to the extent actually earned up to the Federal short-term rate (as defined in Section 1274(d) of the Code) for the period beginning on the date hereof and ending on the General Fund Termination Date and (c) to Buyer, an amount equal to the interest on all amounts in the General Escrow Fund to the extent such interest exceeds the amount of interest calculated pursuant to subclause

(2) of the preceding clause (b). The calculation in clauses (b) and (c) above shall be provided to the Escrow Agent by joint written certificate of Buyer and Stockholders' Representative. The Escrow Agent will be protected in reliance thereon.

          3.4.2   Bergida Escrow Fund.  If, on the Bergida Fund Termination
                  -------------------
Date, there is any amount of the Bergida Escrow Fund remaining undisbursed and not subject to an Indemnification Notice received by the Escrow Agent, the Escrow Agent shall disburse (a) to the Merkert Stockholders in accordance with each Merkert Stockholder's Proportionate Interest (rounded to the nearest whole cent), an amount equal to (1) the excess of $2,000,000 over the aggregate amount of all cash distributions and other cash amounts paid from the Bergida Escrow Fund (including, without limitation, all cash Bergida Escrow Payouts), plus (2) interest on all amounts in the Bergida Escrow Fund to the extent actually earned up to the Federal short-term rate (as defined in Section 1274(d) of the Code) for the period beginning on the date hereof and ending on the Bergida Fund Termination Date and (b) to Buyer, an amount equal to the interest on all amounts in the Bergida Escrow Fund to the extent such interest exceeds the amount of interest calculated pursuant to subclause (2) of the preceding clause
(a). The calculation in clauses (a) and (b) above shall be provided to the Escrow Agent by joint written certificate of Buyer and Stockholders' Representative. The Escrow Agent will be protected in reliance thereon.


          3.4.2A  State Escrow Fund.  If, on the State Fund Termination Date,
                  -----------------
there is any amount of the State Escrow Fund remaining undisbursed and not subject to an Indemnification Notice received by the Escrow Agent, the Escrow Agent shall disburse (a) to the Merkert Stockholders in accordance with each Merkert Stockholder's Proportionate Interest (rounded to the nearest whole cent), an amount equal to (1) the excess of $191,161 over the aggregate amount of all cash distributions and other cash amounts paid from the State Escrow Fund (including, without limitation, all cash State Escrow Payouts), plus (2) interest on all amounts in the State Escrow Fund to the extent actually earned up to the Federal short-term rate (as defined in Section 1274(d) of the Code) for the period beginning on the date hereof and ending on the State Fund Termination Date and (b) to Buyer, an amount equal to the interest on all amounts in the State Escrow Fund to the extent such interest exceeds the amount of interest calculated pursuant to subclause (2) of the preceding clause (a). The calculation in clauses (a) and (b) above shall be provided to the Escrow Agent by joint written certificate of Buyer and Stockholders' Representative. The Escrow Agent will be protected in reliance thereon.

          3.5  Fractional Shares.  No fractional shares shall be issued under
               -----------------
this Agreement to any of the Merkert Stockholders. Any payment which would result in the disbursement of a fractional share of Buyer Common Stock shall be rounded to the nearest whole share.

          3.6  Payment of Indemnification Claims; Valuation of Buyer Common
               ------------------------------------------------------------
Stock. Whenever this Agreement provides that the Escrow Agent may or shall
-----
disburse Escrowed Shares to Buyer, the Escrow Agent shall deliver to the transfer agent for the Escrowed Shares the stock certificate representing such Escrowed Shares and the transfer agent shall deliver to the Escrow Agent one stock certificate representing the number of shares to be delivered to Buyer and another stock certificate representing the balance of Escrowed Shares remaining. The Escrow Agent shall then deliver to Buyer a stock certificate representing the appropriate number of Escrowed Shares determined in accordance with the next sentence. The number of Escrowed Shares disbursed to satisfy an indemnification claim by Buyer shall be equal to the number of Escrowed Shares (rounded to the nearest whole share) determined as follows: (i) the amount of Losses with respect to which Buyer is entitled to indemnification under Section 10 of the Purchase Agreement and as to which the Escrow Agent has received an Indemnification Notice for which a Dispute Notice is not timely delivered or, if so delivered, the dispute has been resolved in accordance with Section 3.3 hereof divided by (ii) the IPO Price, subject to appropriate adjustment after
       ----------
the Closing Date for any stock split or stock dividend with respect to Buyer Common Stock, or any combination or reclassification of Buyer Common Stock into a greater or smaller number of shares, all as certified in writing to the Escrow Agent by Buyer. Buyer will promptly forward an updated Schedule B to the Escrow
                                                       ----------
Agent to reflect any such changes to the capital structure of Buyer. Except as set forth in Section 3.2.1 with respect to the Cash Option, the Merkert Stockholders shall not have the right to substitute other property for the Escrowed Shares with respect to the satisfaction of any indemnification claims secured hereby.

     4.   Communications with Stockholders' Representative.
          ------------------------------------------------

          4.1  Notice of Indemnification Claims.  Buyer shall provide a copy of
               --------------------------------
any Indemnification Notice to the Stockholders' Representative concurrently with the delivery thereof to the Escrow Agent.

          4.2  Additional Information Regarding Indemnification Claims.  Within
               -------------------------------------------------------
five (5) business days after receiving a request therefor from the Stockholders' Representative, Buyer shall furnish the Stockholders' Representative with such additional information relating to any claim made in an Indemnification Notice as he may reasonably request from time to time for the purpose of evaluating the merits of the claim for indemnification.

     5.   Scope of Undertaking.  The Escrow Agent shall have no responsibility
          --------------------
or obligation of any kind in connection with this Agreement, the Bergida Escrow Fund, the State Escrow Fund, the General Escrow Fund and the Escrowed Shares, and shall not be required to deliver the same or any part thereof or take any action with respect to any matters that might arise in connection therewith, other than to receive, hold, and make delivery of the Bergida Escrow Fund, the State Escrow Fund, the General Escrow Fund and the Escrowed Shares, as herein expressly provided or by reason of a judgment or order of a court of competent jurisdiction.

     6.   Knowledge and Sufficiency of Documents.  The Escrow Agent shall not be
          --------------------------------------
bound by or have any responsibility with respect to compliance with any agreement between any of the other parties hereto, including the Purchase Agreement, irrespective of whether the Escrow Agent has knowledge of the existence of any such agreement or terms and provisions thereof, the Escrow Agent's only duty, liability, and responsibility being to receive, hold and deliver the Bergida Escrow Fund, the State Escrow Fund, the General Escrow Fund and the Escrowed Shares as herein provided. The Escrow Agent shall not be required in any way to determine the validity or sufficiency, whether in form or in substance, of the Bergida Escrow Fund, the State Escrow Fund, the General Escrow Fund and the Escrowed Shares or the validity, sufficiency, genuineness or accuracy of any instrument, document, certificate, statement or notice referred to in this Agreement or contemplated hereby, or the adequacy of any security interest created hereunder; or the identity or authority of the persons executing the same, and it shall be sufficient if any writing purporting to be such instrument, document, certificate, statement or notice is delivered to the Escrow Agent and purports on its face to be correct in form and signed or otherwise executed by the party or parties required to sign or execute the same under this Agreement.

     7.   Right of Interpleader.  Should any controversy arise between Buyer, on
          ---------------------
one hand, and the Stockholders' Representative, on the other, or any other person, firm or entity, with respect to this Agreement, the Bergida Escrow Fund, the State Escrow Fund, the General Escrow Fund and the Escrowed Shares, or any part thereof, or the right of any party or other person to receive the Bergida Escrow Fund, the State Escrow Fund, the General Escrow Fund and the Escrowed Shares, or should such parties fail to designate another Escrow Agent as provided in Section 12 hereof, or if the Escrow Agent should be in doubt as to what action to take, the Escrow Agent shall have the right (but not the obligation) to (i) withhold delivery of the Bergida Escrow Fund, the State Escrow Fund, the General Escrow Fund and the Escrowed Shares until the controversy is resolved as provided in Section 3.3 hereof or (ii) institute a bill of interpleader in any court of competent jurisdiction to determine the rights of the parties hereto (the right of the Escrow Agent to institute such bill of interpleader, however, shall not be deemed to modify the manner in which the Escrow Agent is entitled to make disbursements of the Bergida Escrow Fund, the State Escrow Fund, the General Escrow Fund and the Escrowed Shares as hereinabove set forth, other than to tender the Bergida Escrow Fund, the State Escrow Fund, the General Escrow Fund and the Escrowed Shares into the registry of such court). Should a bill of interpleader be instituted, or should the Escrow Agent be threatened with litigation or become involved in litigation in any manner whatsoever on account of this Agreement or the Bergida Escrow Fund, the State Escrow Fund, the General Escrow Fund and the Escrowed Shares, then as between themselves and the Escrow Agent, Buyer and the Merkert Stockholders, jointly and severally, hereby bind and obligate themselves, their successors, heirs, executors and assigns to pay the Escrow Agent its reasonable attorneys' fees and any and all other disbursements, expenses, losses, costs and damages of the Escrow Agent in connection with or resulting from such threatened or actual litigation. Notwithstanding the foregoing, as between themselves, Buyer and the Merkert Stockholders shall each pay one-half of all amounts payable to the Escrow Agent pursuant to this Section 7.

     8.   Scope of Duties and Errors in Judgment.  It is expressly understood
          --------------------------------------
and agreed that the Escrow Agent shall be under no duty or obligation to give any notice, or to do or to omit the doing of any action or anything with respect to the Bergida Escrow Fund, the State Escrow Fund, the General Escrow Fund and the Escrowed Shares, except to hold the same and to make disbursements in accordance with the terms of this Agreement. Without limiting the generality of the foregoing, it is acknowledged and agreed that (i) no implied duties shall be read into this Agreement on the part of the Escrow Agent, and (ii) the Escrow Agent shall not be obligated to take any legal or remedial action which might in its judgment involve it in any expense or liability for which it has not been furnished acceptable indemnification. The Escrow Agent, its directors, officers and employees shall not be liable for any error in judgment or any act or steps taken or permitted to be taken in good faith, or for any mistake of law or fact, or for anything it may do or refrain from doing in connection herewith, except for its own willful misconduct or gross negligence.

     9.   Indemnity.  As between themselves and the Escrow Agent, Buyer and the
          ---------
Merkert Stockholders, jointly and severally, agree to indemnify the Escrow Agent against and hold the Escrow Agent and its officers, employees and directors harmless from any and all losses, costs, damages, expenses, claims, and attorney's fees and expenses suffered or incurred by the Escrow Agent as a result of, in connection with or arising from or out of the acts or omissions of the Escrow Agent in performance of or pursuant to this Agreement, except such acts or omissions as may result from the Escrow Agent's willful misconduct or gross negligence. In no event shall the Escrow Agent be liable for indirect, punitive, special or consequential damages.

     Buyer and the Merkert Stockholders, jointly and severally, agree to assume any and all obligations imposed now or hereafter by any applicable tax law with respect to the distribution of the Bergida Escrow Fund, the State Escrow Fund, the General Escrow Fund and the Escrowed Shares under this Agreement, and to indemnify and hold the Escrow Agent harmless from and against any taxes, additions for late payment, interest, penalties and other expenses, that may be assessed against the Escrow Agent in any such distribution or other activities under this Agreement. Buyer and the Stockholders' Representative undertake to instruct the Escrow Agent in writing with respect to the Escrow Agent's responsibility for withholding and other taxes, assessments, or other governmental charges, certifications and governmental reporting in connection with its acting as Escrow Agent under this Agreement. Buyer and the Merkert Stockholders, jointly and severally, agree to indemnify and hold the Escrow Agent harmless from any liability on account of taxes, assessments or other governmental charges, including without limitation the withholding or deduction or the failure to withhold or deduct the same, and any liability for failure to obtain proper certifications or to properly report to governmental authorities, to which the Escrow Agent may be or become subject in connection with or which arises out of this Agreement, including costs and expenses (including reasonable attorneys' fees and expenses), interest and penalties.

     Notwithstanding the foregoing, as between themselves, Buyer and the Merkert Stockholders shall each pay one-half of all amounts payable to the Escrow Agent pursuant to this Section 9.

     10.  Consultation with Legal Counsel.  The Escrow Agent may consult with
          -------------------------------
its in-house counsel or other counsel satisfactory to it in respect to questions relating to its duties or responsibilities hereunder or otherwise in connection herewith and shall not be liable for any action taken, suffered, or omitted by the Escrow Agent in good faith upon the advice of such counsel. The Escrow Agent may act through its officers, employees, agents and attorneys.

     11.  Reimbursement of Expenses of the Escrow Agent.  The Escrow Agent shall
          ---------------------------------------------
be entitled to reimbursement from Buyer and the Merkert Stockholders of all its reasonable costs and expenses, including reasonable fees and expenses of legal counsel incurred by it in connection with the preparation, operating, administration and enforcement of this Agreement. The Escrow Agent shall be entitled to reimbursement on demand for all expenses incurred in connection with the administration of this Agreement or the escrow created hereby which are in excess of its compensation for normal services hereunder, including without limitation, payment of any legal fees and expenses incurred by the Escrow Agent in connection with resolution of any claim by any party hereunder. Notwithstanding the foregoing, as between themselves, Buyer and the Merkert Stockholders shall each pay one-half of all amounts payable to the Escrow Agent pursuant to this Section 11.

     12.  Resignation.  The Escrow Agent may resign upon 10 days' prior written
          -----------
notice to Buyer and the Stockholders' Representative, and upon written instruction to Buyer and the Stockholders' Representative, the Escrow Agent shall deliver the Bergida Escrow Fund, the State Escrow Fund, the General Escrow Fund and the Escrowed Shares to any designated substitute Escrow Agent mutually agreeable to such parties. If Buyer and the Stockholders' Representative fail to designate a substitute Escrow Agent within 10 days, the Escrow Agent, in its sole discretion and its sole option, either may (i) continue to hold the Bergida Escrow Fund, the State Escrow Fund, the General Escrow Fund and the Escrowed Shares or (ii) institute a bill of interpleader as contemplated by Section 7 hereof.

     13.  Compensation.  Buyer and the Merkert Stockholders covenant and agree,
          ------------
jointly and severally, to pay to the Escrow Agent the fee determined by the Escrow Agent, from time to time, to be applicable to this escrow and bear all costs and expenses incurred by the Escrow Agent in connection therewith. The Escrow Agent's fees, as in effect on the date hereof, are attached hereto as Schedule A. Without altering or limiting the joint and
                   ----------
several liability of Buyer and the Merkert Stockholders hereunder, as between themselves, Buyer and the Merkert Stockholders agree that they shall each pay one-half of all amounts payable to the Escrow Agent pursuant to this Section 13.

     14.  Responsibilities of the Stockholders' Representative.
          ----------------------------------------------------

          14.1  General. The Stockholders' Representative has been designated by
                -------
the Merkert Stockholders to represent the Merkert Stockholders with respect to the Bergida Escrow Fund, the State Escrow Fund, the General Escrow Fund and the Escrowed Shares pursuant to the terms of this Agreement. The duties of the Stockholders' Representative hereunder shall be limited to the observance of the express provisions of this Agreement. The Stockholders' Representative shall not be subject to, or be obliged to recognize, any other agreement between the parties hereto or directions or instructions not specifically set forth or provided for herein or in the Purchase Agreement.

          14.2  Reimbursement of Expenses of the Stockholders' Representative.
                -------------------------------------------------------------
The Merkert Stockholders shall reimburse the Stockholders' Representative for reasonable out-of-pocket expenses incurred by the Stockholders' Representative in the performance of his duties hereunder. During the period the Bergida Escrow Fund, the State Escrow Fund, the General Escrow Fund and/or the Escrowed Shares are held in escrow under this Agreement, the reimbursement provided under this Section 14.2 shall be from sources of funds other than the Bergida Escrow Fund, the State Escrow Fund, the General Escrow Fund and the Escrowed Shares.

          14.3  Duties. The Merkert Stockholders hereby authorize and direct the
                ------
Stockholders' Representative to take all action necessary in connection with the implementation of this Agreement on behalf of the Merkert Stockholders, including, without limitation, giving and receiving all notices required to be given under this Agreement, settling any dispute arising hereunder and executing all such documents as the Stockholders' Representative shall deem necessary or appropriate in connection with the transactions contemplated by this Agreement. All decisions and actions by the Stockholders' Representative shall be binding upon all of the Merkert Stockholders, and no Merkert Stockholder shall have the right to object, dissent, protest or otherwise contest the same.

          14.4  Reliance.  By their execution of this Agreement, the Merkert
                --------
Stockholders agree that (i) Buyer and the Escrow Agent shall be able to rely conclusively on the instructions and decisions of the Stockholders' Representative as to any actions required or permitted to be taken by the Merkert Stockholders or the Stockholders' Representative hereunder, and no party hereto shall have any cause of action against any other for any action taken in reliance upon the instructions or decisions of the Stockholders' Representative,
(ii) all actions, decisions and instructions of the Stockholders' Representative shall be conclusive and binding upon all of the Merkert Stockholders and no Merkert Stockholder shall have any cause of action against the Stockholders' Representative or any other person for any action taken, decision made or instruction given by the Stockholders' Representative under this Agreement, except for gross negligence, breach of fiduciary duties owed to the Merkert Stockholders, fraud or willful breach of this Agreement by the Stockholders' Representative and (iii) the provisions of this Section 14 are independent and severable, shall constitute an irrevocable power of attorney, coupled with an interest and surviving death, granted by the Merkert Stockholders to the Stockholders' Representative and shall be binding upon the executors, heirs, legal representatives and successors of each Merkert Stockholder.

     15.  Investment.  Subject to Section 2.3 of this Agreement, the available
          ----------
uninvested portion of the Bergida Escrow Fund, the State Escrow Fund, and the General Escrow Fund shall be invested (and reinvested, as the case may be) from time to time by the Escrow Agent in any of the following investments (collectively, "Eligible Investments"):

          (i) Short term obligations issued or guaranteed by The United States of America or any agency or instrumentality thereof; or

          (ii) Certificates of deposit of or interest bearing accounts with national banks or corporations endowed with trust powers, including the Escrow Agent, having capital and surplus in excess of $100,000,000; or

          (iii) Insured Money Market Account short term investments with national banks or corporations endowed with trust powers, including Escrow Agent, having capital and surplus in excess of $100,000,000; or

          (iv) Corporate bond funds with a rating of at least A+ or the equivalent thereof by Standard & Poor's Corporation, at least A+ or thereof by Moody's Investors Service, Inc. or an equivalent rating by another nationally recognized rating agency.

     Investments pursuant to such investment instructions described above shall in all instances be subject to availability (including any time-of-day requirements). In no instance shall the Escrow Agent have any obligation to provide investment advice of any kind. The Escrow Agent shall not be required to invest any funds held hereunder except as expressly provided in written instructions received from the Stockholders' Representative pursuant to Section 2 hereof, and shall not be obligated to pay interest on uninvested funds. All amounts received by the Escrow Agent (and any credits to the Bergida Escrow Fund, the State Escrow Fund, and the General Escrow Fund) shall be conditional upon collection (and actual receipt by the Escrow Agent of final payment). In no event shall the Escrow Agent have any obligation to advance funds.

     The Escrow Agent may be authorized at all times and from time to time to liquidate any investment of the Bergida Escrow Fund, the State Escrow Fund, and the General Escrow Fund as may be necessary to provide available cash to make any release, disbursement or payment called for under the terms of this Agreement. The Escrow Agent shall have no responsibility or liability for any losses resulting from liquidation of the Bergida Escrow Fund, the State Escrow Fund, and the General Escrow Fund (such as liquidation prior to maturity).

     16.  Change in the Stockholders' Representative.  The Stockholders'
          ------------------------------------------
Representative may be removed and a successor named in accordance with the terms of the Purchase Agreement. The Escrow Agent shall be promptly notified in writing of any such change in the Stockholders' Representative.

     17.  Confidentiality.  All of the information provided by the parties to
          ---------------
this Agreement pursuant to this Agreement shall be deemed "Confidential Information" except to the extent that such information (i) was known to the receiving party prior to its receipt from the disclosing party, (ii) is or becomes part of the public domain through no fault of any party hereto or (iii) is disclosed by a party hereto to a third party that is legally free to disclose such information. Each of the parties to this Agreement agrees that, without the express written consent of the other parties hereto, it will (i) not use the Confidential Information for any purpose except as required to discharge its responsibilities under this Agreement; (ii) use reasonable efforts to prevent the disclosure or other dissemination of the Confidential Information in its possession to any third party; and (iii) upon discharging its responsibilities under this Agreement, return or destroy any document in its possession containing any Confidential Information supplied by the other parties to this Agreement.

     18.  Miscellaneous.
          -------------

          18.1  Complete Agreement. This Agreement and any documents referred to
                ------------------
herein (including, without limitation, the Purchase Agreement) or executed contemporaneously herewith constitute the parties' entire agreement with respect to the subject matter hereof and supersede all agreements, representations, warranties, statements, promises and understandings, whether oral or written, with respect to the subject matter hereof. This Agreement shall be binding upon the respective parties hereto and their heirs, executors, successors and assigns.

          18.2  Amendments and Waivers.  This Agreement may be amended, modified
                ----------------------
and supplemented, and compliance with any provision hereof may be waived, only by a writing signed by Buyer, the Escrow Agent and the Stockholders' Representative.

          18.3  Assignment.  This Agreement shall be binding upon and inure to
                ----------
the benefit of Buyer, the Escrow Agent, the Merkert Stockholders and the Stockholders' Representative and their respective successors and permitted assigns. Except as expressly provided in this Agreement, none of the parties may assign any of his or its rights or obligations under this Agreement without the prior written consent of the other parties; provided, however, that Buyer
                                                --------  -------
may assign its rights under this Agreement in connection with a merger, consolidation or sale of substantially all of the assets of Buyer.

          18.4  Waivers Strictly Construed.  With regard to any power, remedy or
                --------------------------
right provided herein or otherwise available to any party hereunder (a) no waiver or extension of time shall be effective unless expressly contained in a writing signed by the waiving party; and (b) no alteration, modification or impairment shall be implied by reason of any previous waiver, extension of time, delay or omission in exercise, or other indulgence.

          18.5  Severability.  In case any one or more of the provisions
                ------------
contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

          18.6  Termination.  Upon the final distribution of the Bergida Escrow
                -----------
Fund, the State Escrow Fund, the General Escrow Fund and the Escrowed Shares pursuant to Section 3 hereof, this Agreement shall terminate. Anything contained herein to the contrary notwithstanding, the provisions of Sections 7, 9 and 17 shall remain in full force and effect following the termination of this Agreement.

          18.7  Notices. All notices under this Agreement will be in writing and
                -------
will be delivered by personal service or facsimile or certified mail (or, if certified mail is not available, then by first class mail), postage prepaid, to such address as may be designated from time to time by the relevant party, and which will initially be as set forth below. Copies of all notices shall be given to Buyer, the Stockholders' Representative and the Escrow Agent; provided,
                                                                       --------
however, that the failure to give copies of such notice shall not render the
-------
notice invalid or unenforceable. Any notice sent by certified mail will be deemed to have been given three (3) days after the date on which it is mailed. Any notice transmitted by facsimile will be deemed given upon confirmation of receipt. All other notices will be deemed given when received. No objection may be made to the manner of delivery of any notice actually received in writing by an authorized agent of a party. Notices will be addressed as follows or to such other address as the party to whom the same is directed will have specified in conformity with the foregoing:

          (a)  If to Buyer:

               Merkert American Corporation
               490 Turnpike Street
               Canton, MA 02021
               Attn: President
               Facsimile:  (781) 828-8274

               With a copy to:

               Goodwin, Procter & Hoar  LLP
               Exchange Place
               53 State Street
               Boston, MA 02109
               Attn:  Robert P. Whalen, Jr., Esq.
               Facsimile: (617) 523-1231

          (b) If to the Stockholders' Representative:

               Robert Q. Crane
               7 Mountview Road
               Wellesley Hills, MA 02180

               with a copy to:

               Zack Kosnitzky, P.A.
               100 S.E. 2nd Street, Suite 2800
               Miami, FL  33131
               Attn:  Thomas O. Wells, Esq.
               Facsimile:  (305) 539-1307

          (c)  If to the Escrow Agent:

               State Street Bank and Trust Company
               Financial Markets Group
               Corporate Trust
               Attn: Merkert Indemnity Escrow Account
               Two International Place
               Boston, MA 02110
               Facsimile: (617) 664-5742

               With a copy to:

               Peabody & Arnold LLP
               50 Rowes Wharf
               Boston, MA 02110
               Attn:  Douglas C. Reynolds, Esq.
               Facsimile: (617) 951-2125

          18.8  Governing Law; Consent to Jurisdiction and Service. The rights
                --------------------------------------------------
and liabilities of the parties under this Agreement shall be governed by the laws of The Commonwealth of Massachusetts, regardless of the choice of laws provisions of such state or any other jurisdiction. Buyer, each Merkert Stockholder and the Stockholders' Representative hereby absolutely and irrevocably consents and submits to the jurisdiction of the courts in The Commonwealth of Massachusetts and of any Federal court located in said Commonwealth in connection with any actions or proceedings brought against Buyer, the Merkert Stockholders and/or the Stockholders' Representative arising out of or relating to this Agreement. In any such action or process, Buyer, each Merkert Stockholder and the Stockholders' Representative hereby absolutely and irrevocably waive personal service of any summons, complaint, declaration or other process and hereby absolutely and irrevocably agree that the service thereof may be made by certified or registered first-class mail directed to Buyer and the Stockholders' Representative, as the case may be, at their respective addresses in accordance with Section 18.7 hereof.

          18.9  Headings.  The headings in this Agreement are inserted only as a
                --------
matter of convenience, and in no way define, limit, or extend or interpret the scope of this Agreement or of any particular Section.

          18.10  Force Majeure.  Neither Buyer, the Stockholders' Representative
                 -------------
nor the Escrow Agent shall be responsible for delays or failures in performance resulting from acts beyond their control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters.

          18.11  Reproduction of Documents.  This Agreement and all documents
                 -------------------------
relating hereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, and (b) certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, optical disk, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

          18.12  Counterparts.  This Agreement may be executed in counterparts,
                 ------------
each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.


          MERKERT AMERICAN CORPORATION


                              /s/ Gerald R. Leonard
                              ---------------------
                              Gerald R. Leonard
                              President


                              STATE STREET BANK AND TRUST COMPANY,
                              as Escrow Agent


                              By: /s/ Arthur Blakeslee
                                  ---------------------------------
                                  Name:  Arthur Blakeslee
                                  Title:  Assistant Vice President


                              /s/ Robert Q. Crane
                              ---------------------------------
                              Robert Q. Crane, as Stockholders' Representative


                              MERKERT STOCKHOLDERS:


                              /s/ Edward Cassorla
                              ---------------------------------
                              Edward Cassorla


                              /s/ Kenneth D. Chipman
                              ---------------------------------
                              Kenneth D. Chipman


                              /s/ Robert Q. Crane
                              ---------------------------------
                              Robert Q. Crane


                              /s/ Manley J. Kiley, Jr.
                              ---------------------------------
                              Manley J. Kiley, Jr.

                              /s/ Gerald R. Leonard
                              ---------------------------------
                              Gerald R. Leonard


                              EUGENE F. MERKERT 1984 REVOCABLE
                              TRUST


                              /s/ Eugene F. Merkert
                              ---------------------------------
                              Eugene F. Merkert, Trustee


                              /s/ Robert Q. Crane
                              ---------------------------------
                              Robert Q. Crane, Trustee


                              /s/ Tuyet Payne
                              ---------------------------------
                              Tuyet Payne, Trustee


                              EUGENE F. MERKERT 1991 CHARITABLE
                              REMAINDER UNITRUST


                              /s/ Eugene F. Merkert
                              ---------------------------------
                              Eugene F. Merkert, Trustee


                              /s/ Robert Q. Crane
                              ---------------------------------
                              Robert Q. Crane, Trustee


                              MERKERT ENTERPRISES, INC. EMPLOYEE
                              STOCK OWNERSHIP TRUST


                              /s/ James A. Schlindwein
                              ---------------------------------
                              James A. Schlindwein, as Trustee
                                 and not individually

                              /s/ Sidney D. Rogers, Jr.
                              ---------------------------------
                              Sidney D. Rogers, Jr.


                              /s/ Murray C. Rosen
                              ---------------------------------
                              Murray C. Rosen